Exhibit 10.1

CONSULTING AGREEMENT

THIS AGREEMENT made and entered into this 25th day of April, 2013, but effective as of the 25th day of April, 2013 (the “Effective Date”), between Transocean Offshore Deepwater Drilling Inc. (the “Company”) and Gregory L. Cauthen (“Consultant”).

W I T N E S S E T H:

WHEREAS, the Company wishes to secure the services of Consultant subject to the contractual terms and conditions set forth herein; and

WHEREAS, Consultant is willing to enter into this Agreement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties hereto agree as follows:

1.Engagement.

A.The Company hereby engages Consultant, and Consultant hereby accepts the engagement as an independent consultant to the Company from the period commencing on the Effective Date and ending on May 31, 2013 or such earlier date as shall be mutually agreed by the parties (the “Term”).

B.Consultant will primarily provide consulting services to the Company and its affiliates related to (i) the ongoing litigation matters of the Company and its affiliates or (ii) such other activities as the officers of the Company may request from time to time.

C.The Company and Consultant agree that Consultant is an independent contractor and shall in no way be considered to be an agent or employee of the Company. Consultant agrees that he shall not in any way represent or hold himself out as an agent or employee of the Company with the authority to bind the Company to any agreement or commitment.

D.Consultant acknowledges that he is responsible for payment of any income, payroll or social taxes that may accrue under law by reason of the services to be provided hereunder. Further, Consultant will comply with all taxing authorities, regulations and laws, and will indemnify and hold the Company harmless for any claims or loss sustained by the Company because of his breach of any covenant contained in this Section 1.D. Notwithstanding the foregoing, the Company may withhold any income, payroll or social taxes if required by any taxing authorities, regulations or laws.

E.Consultant acknowledges that since he is not an active employee of the Company, he is neither entitled nor eligible to participate in any employee benefit plans of the Company or any affiliate on account of his service as a Consultant and he hereby waives any claim to participate in such plans based on his services under this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Consultant from receiving any benefit to which he is entitled or participating in any plan for which he is eligible as a result of his prior service as an employee of the Company.

F.Nothing in this Agreement shall be construed to conflict or interfere in any way with Consultant's performance of his obligations as a witness in any litigation matters relating to Consultant's services under this Agreement or his past services as an active employee of the Company. It is further understood that the provisions herein shall be subject to any legal obligations of the Consultant as a witness arising under the laws of the relevant jurisdiction in which the Consultant may appear as a witness pursuant to this Agreement or under any lawful decisions of the courts of such jurisdiction.

2.Compensation.

A.    Consulting Fee. The Company shall pay Consultant a fee for the performance of services under this Agreement (the “Consulting Fee”) in the amount of $10,000, which shall be payable in a single lump sum payment within ten (10) days of the expiration of the Term.

B.    Expenses.

(i)The Company shall reimburse Consultant for all reasonable expenses actually incurred or paid by him during the Term in the performance of his services hereunder upon presentation of such expense statements, vouchers or such other supporting information as the Company may reasonably require in accordance with Company policy. The Company specifically agrees to reimburse Consultant for the cost of business-class airfare and reasonable expenses incurred for hotel accommodations, meals and other expenses related to travel undertaken in connection with the performance of services under this Agreement. The timing of any such reimbursement shall be determined in accordance with Company policy.

(ii)Notwithstanding any provision of this Agreement to the contrary and contingent upon Consultant's presentation of such supporting information as the Company may reasonably require, the Company shall reimburse Consultant for (i) the amount of any personal income tax liability to the Norwegian tax authorities which may arise in connection with his performance of services under the terms of this Agreement and (ii) the reasonable cost of any tax preparation services actually utilized by Consultant to determine the extent of such tax liability. Consultant shall satisfy any such tax liability by direct and timely payment of all amounts due and owing to the Norwegian tax authorities in accordance with applicable law and the Company assumes no responsibility for withholding, transmitting or otherwise arranging for the payment of any such amounts. Consultant shall be entitled to claim any foreign tax credit available in connection with the satisfaction of any tax liability under the Internal Revenue Code of 1986, as amended. The timing of any reimbursements under this Section 2(b)(ii) shall be determined in accordance with Company policy.

3.Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the respective parties at the following addresses (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this Section 6):

if to the Company:

Transocean Offshore Deepwater Drilling Inc.
c/o General Counsel
Chemin de Blandonnet 10
CH-1214 Vernier
Switzerland

if to Consultant:

Mr. Gregory L. Cauthen
5409 Valerie Street
Bellaire, TX 77401
United States of America

4.Amendment; Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

5.Section 409A. The payment of the Consulting Fee under the terms of this Agreement is intended to be a short term deferral that is exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury authorities.

6.Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties relating thereto.

7.Severability. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

8.Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). Consultant may not assign this Agreement without the prior written consent of the Company. Except as otherwise provided in this Agreement, the Company may assign this Agreement to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of Consultant.

9.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

10.Headings. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

11.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and Consultant has signed this Agreement, all effective as of the Effective Date.

TRANSOCEAN OFFSHORE DEEPWATER DRILLING INC.

/s/ Keelan Adamson
By: Keelan Adamson

CONSULTANT

/s/ Gregory L. Cauthen
Gregory L. Cauthen